UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2023

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, $0.20 par value	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Election
On February 16, 2023, the Board of Directors (the “Board”) of Occidental Petroleum Corporation (“Occidental”) increased the size of the Board from nine to ten directors in order to elect Ken Robinson to the Board, effective immediately.
Mr. Robinson, age 68, served as the Senior Vice President of Audit and Controls at Exelon Corporation from 2016 to 2020. Before Exelon, Mr. Robinson held several senior leadership positions during his nearly 40-year career at The Procter & Gamble Company, including Vice President, Global Diversity & Inclusion; Global Risk and Compliance Leader; Chief Audit Executive; and Vice President, Finance. Mr. Robinson currently serves on the boards of directors of Abercrombie & Fitch Co., Paylocity Holding Corporation and Morgan Stanley U.S. Banks. He also serves as a Trustee of the International Financial Reporting Standards Foundation. Mr. Robinson has a Bachelor of Science from Mississippi State University and a Master of Business Administration from the University of Memphis.
There are no arrangements or understandings between Mr. Robinson and any other persons pursuant to which he was selected as a director. Pursuant to Occidental’s compensation program for non-employee directors, Mr. Robinson will be entitled to receive (i) a pro rata portion of the 2022-2023 common stock equity award granted to non-employee directors and (ii) a pro rata portion of the 2022-2023 retainer paid to non-employee directors.
Retirement Policy
On February 15, 2023, the Executive Compensation Committee (the “Committee”) of the Board designated all of Occidental’s executive officers and certain other key employees as eligible participants under the Occidental Petroleum Corporation Retirement Policy (the “Retirement Policy”).
The Retirement Policy establishes general guidelines and principles with respect to the retirement of eligible participants and is designed to support Occidental’s succession planning and talent development strategy. Under the Retirement Policy, a participant will be eligible to receive the following benefits in the event of an Eligible Retirement (as defined below), subject to the participant’s execution of a separation agreement (which will include a release of claims and may include confidentiality, non-competition and non-solicitation covenants):
•Accelerated vesting of outstanding long-term incentive awards, with any performance-based awards subject to actual performance; and
•A pro-rated annual bonus for the year in which such Eligible Retirement occurs (pro-rated based on the days employed during the performance period), subject to actual performance.
An “Eligible Retirement” under the Retirement Policy means a participant’s retirement in accordance with Occidental’s general succession planning efforts after (i) reaching at least 60 years of age and (ii) completing at least 10 years of eligible service (or five years of service directly with Occidental if the participant became an Occidental employee due to Occidental’s purchase of another business), so long as such participant (A) provides six months written notice of his or her intent to retire, (B) cooperates with the transition of such participant’s role, and (C) complies with any applicable restrictive covenants.

The foregoing description of the Retirement Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On February 22, 2023, Occidental issued a press release with respect to Mr. Robinson’s election to the Board. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Occidental Petroleum Corporation Retirement Policy.
99.1	Press Release dated February 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President, Deputy General Counsel and Corporate Secretary